May 6, 2026

Dear Shareholders,

Q1 was another quarter of consistent execution and continued momentum across our business.

We delivered total revenue of $708 million, up 18% year over year and near the high end of our outlook range. We once again outperformed the broader housing market, which stayed essentially flat. We also delivered $46 million of net income and Adjusted EBITDA[1] of $182 million, above our outlook, driven by lower costs than planned. Net cash provided by operating activities was $200 million in Q1, a 92% increase compared with the same period a year ago. We generated $127 million of Adjusted free cash flow[2] in Q1, a 44% increase compared with the same period a year ago. And, purchase loan origination volume growth accelerated to 96% year over year to $1.5 billion. These results put us on track toward achieving our full-year goals.

In For Sale, revenue grew 12% year over year in Q1 to $514 million, with 8% growth in Residential revenue and 56% growth in Mortgages revenue.

In Rentals, Q1 revenue was up 42% year over year, driven by 57% growth in multifamily revenue.[3] We are gaining wallet share for broad-based marketing spend with multifamily property managers as they continue to see the strong ROI we are providing to their businesses.

Our strategy is straightforward: make moving easier by connecting the entire housing journey into one integrated end-to-end experience supporting renters, buyers, sellers and the professionals who serve them.

Q1 Key Highlights

Revenue:
$708 Million (+18% YoY)

GAAP Net Income:
$46 Million

Adjusted EBITDA:[1]
$182 Million

Average Monthly Unique Users:
220 Million (-3% YoY)

Visits:
2.3 Billion (-3% YoY)

ZILLOW'S STRATEGY IS ACCELERATED BY AI

We have been building advanced technology in residential real estate for 20 years, from the Zestimate to the mobile revolution to computer vision and beyond. As we discussed at our AI Investor Summit,[4] we

[1] *Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure for the relevant period.*

[2] *Adjusted free cash flow is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about our presentation and calculation of Adjusted free cash flow, including a reconciliation to the most directly comparable GAAP financial measure for the relevant periods.*

[3] *Zillow Rentals defines "multifamily" properties as those with 25 or more units.*

[4] *https://zillow2026investorday.q4ir.com/home/default.aspx*

1 | Q1 2026

believe Zillow is uniquely positioned to lead real estate in this next chapter as well, thanks to three advantages: content, context, and integration. These factors are difficult to replicate and differentiate us from horizontal LLMs and from other real estate companies. First, content: Our comprehensive and increasingly differentiated housing inventory is elevated by proprietary rich media — Zillow 3D HomeⓇ tours, interactive floor plans, virtual staging and SkyTour. More than 10% of new for-sale listings on Zillow today include Zillow 3D Home tours and interactive floor plans, and we expect rich media to become the standard buyers and sellers demand. That growing coverage improves the consumer experience today and makes our AI more capable over time. Our second advantage is context. Seventy percent of everyone who buys or sells a home in America uses Zillow during the process5 — spending an average of two to three hours a week over five months, saving homes, booking tours, messaging agents and preparing offers.6 That is sustained, deep intent that Zillow uniquely understands, and it is the context that compounds for our AI platform. Having a full vantage allows us to do more than answer generic listing questions — we can anticipate what a consumer needs to do next and help them take that action. This leads to our third advantage: integration. For consumers, we connect marketing, search, renting, touring, financing and closing into a single, coherent experience interwoven with professional workflows. Zillow operates at the core of the transaction, not around the edges of it. We handle the complexity, understand the full picture, and help consumers and professionals take action. These three advantages are built on something that matters just as much as the technology itself: two decades of operating in one of the most regulated and complex transaction categories. Structural complexity in housing shapes what AI can do and what it takes to do it well. Transactions are high-dollar, high-stakes, highly personal, and for most people, they happen only a handful of times over their entire lifetime. There are hundreds of thousands of brokers working across several hundred MLSs, powering 1.5 million agents. We’ve spent 20 years navigating this landscape, putting in place the industry relationships 6Zillow internal data and estimates, 2025. 5Comscore data for Q1 2026, calculated as average monthly unique visitors to Zillow Group mobile apps and sites divided by "real estate" unique visitors (as defined by Comscore). 2 | Q1 2026

and infrastructure to provide products and services directly for the transaction — not just observe it from the outside. Our long history of innovation and investment enable us to deliver value that only increases as AI capabilities grow. Zillow’s new consumer-facing AI mode experience is live for about 5% of our audience — available to millions of users — with broader access planned as we test, learn and refine the experience. Early signals are encouraging: Zillow users in AI mode are having deeper, more substantive conversations than they do in traditional search — and we are seeing more actionable engagement as a result. We are also embedding AI throughout the agent and loan officer experience. Follow Up Boss, which top agents in the country rely on to manage their businesses, is becoming an AI-powered workflow engine that handles coordination, prioritization and outreach so agents can stay focused on the judgment, advocacy, trust and human relationships that get deals done. The result is that great agents become, in effect, “super agents” who can take on more transactions, at higher quality, without more hours — all enabled by Zillow. Just as AI is making our two-sided marketplace work smarter for both consumers and agents in For Sale, the same is true in Rentals. For renters, it’s powering more personalized search and helping surface the right next step, and for property managers using AI Assist - Zillow’s embedded AI leasing assistant for multifamily listings, it’s streamlining lead management, applicant screening and lease coordination. Our commitment to AI-fueled efficiency doesn’t stop at our consumer and professional products — it runs all the way through how Zillow itself operates. Our engineers are shipping, on average, 40% more code per engineer,7 teams are prototyping and taking features from concept to launch faster, and employees are using AI to reinvent workflows. Productivity gains go directly back into building more, faster — so we believe the benefits of becoming an AI-native company will compound over time. 7Zillow internal data and estimates, 2025. 3 | Q1 2026

FOR SALE Our thesis is straightforward: integration improves outcomes. We believe when marketing, search, touring, financing and agent collaboration work together, every participant in the transaction gets a better result. For buyers, the integrated experience begins the moment they start shopping. BuyAbilitySM,8 a tool from Zillow Home Loans9 that helps buyers understand what they can afford, has enrolled 4.3 million users as of the end of Q1, up from 3.6 million at the end of 2025. Purchase loan origination volume grew by 96% year over year to a record $1.5 billion in Q1, and Zillow Home Loans is now a top 25 purchase lender in the country.10 Zillow Home Loans averages double-digit adoption across our Enhanced Markets, where the integrated transaction experience is most fully realized. Enhanced Markets accounted for 49% of our connections in Q1, up from 44% in Q4 and well on our way to our intermediate target of at least 75%. Our new Shop with Pre-Approval feature11, which is now available across our platform, gives buyers with a Zillow Home Loans pre-approval a clearer view of monthly costs and whether a listing is within budget. It makes shopping more actionable, signals to us and agents that a buyer is higher-intent, and is one of the clearest expressions yet of what our integrated platform can do to help a buyer shop with confidence. Shop with Pre-Approval is unique to Zillow, and it works in concert with My Agent — the tool that lets buyers designate the agent they’re working with (regardless of whether they’re a Zillow Preferred agent) and shop alongside them — making a buyer’s whole team present and accessible as they use Zillow. Messaging on the Zillow app then threads it all together by letting a buyer, agent and loan officer communicate in one place. We’re also bringing co-shoppers into the cohesive, integrated experience, because a significant portion of buyers aren’t going it alone. On Zillow, buyers can search and collaborate with a 11https://www.youtube.com/watch?v=YcYc3viG3iY 10Zillow internal data and estimates, Q1 2026. 9https://www.zillow.com/homeloans/ 8https://www.zillow.com/homeloans/buyability/ 4 | Q1 2026

co-shopper in real time. This capability became available earlier this year and is already driving better buyer engagement because it brings a naturally collaborative part of the homebuying journey into Zillow’s integrated ecosystem where those discussions can be acted on. For sellers, we continue to expand our suite of products designed to provide differentiated ways to market homes and achieve stronger results. Zillow Preview12 gives pre-market listings broad public exposure on the most visited real estate platform in America. Unlike pre-marketing in a private listing network, Preview puts listings in front of the buying public from day one. With Preview, sellers get real-time signals — views, saves, tour scheduling requests — from Zillow’s large, deeply engaged audience, which is pricing intelligence they can actually use. And Preview listings surface right in a buyer’s regular Zillow search and recommendations, no insider access required. Yesterday, we announced a new Zillow Preview collaboration with Realtor.comⓇ,13 extending the visibility of pre-market inventory across the two most visited real estate platforms in the country. This wide exposure benefits sellers, buyers and agents with unrestricted access to the inventory in more places. New Harris Poll survey data backs up why this matters: nearly 9 in 10 Americans would be interested in viewing pre-listed homes online if they were buying a home, and 85% of soon-to-be sellers said they’d be more likely to hire an agent who can pre-market their home to the broadest online audience.14 We announced Preview just seven weeks ago with five initial brokerage partners, and we have since added more than 60 brokerages. We are currently onboarding agents to use Preview and are excited about the significant agent demand we are seeing as we launch and scale the product. 14Harris Poll survey conducted April 2026. 13https://investors.zillowgroup.com/investors/news-and-events/news/news-details/2026/Zillow-and -Realtor-com-set-a-new-standard-for-pre-market-transparency-extending-Preview-listings-to-b uyers-across-both-platforms/default.aspx 12https://www.zillow.com/agents/preview/ 5 | Q1 2026

After Zillow Preview builds initial momentum and the listing goes active, sellers and agents can choose Zillow Showcase15 to maximize impact. Showcase listings — featuring interactive floor plans, 3D tours, virtual staging and SkyTour — drive more engagement, and sell faster and for more money, than non-Showcase listings.16 Zillow Showcase was on 4.3% of new listings in Q1, up from 3.7% in Q4. Agents using Showcase on the majority of their listings win more new listings than peers who don’t, which is why adoption continues to grow — including through recent enterprise-level agreements with some of the country’s largest brokers and franchisors. Together, Preview and Showcase give sellers and their agents a complete marketing toolkit for the listing lifecycle. For professionals, the tools and infrastructure Zillow provides can increasingly function as an operating system for modern real estate. Follow Up Boss17 is used by more than 80% of the highest-volume real estate teams in the country, with monthly active users up more than 70% since Zillow acquired it at the end of 2023.18 ShowingTime19 enables tours on 90% of all homes for sale in the country20 — 40 million tours were booked through the platform last year. And dotloop facilitates closings for nearly half of all transactions nationwide.21 Zillow Pro brings it all together — giving agents a single, connected system to manage all of their clients, including those who originated outside the Zillow ecosystem. Zillow Pro is in beta and already drawing meaningful interest, with more than 12,000 agents using the product so far. It’s on track for a broader nationwide rollout in the second half of this year. All of our For Sale solutions point to the same conclusion: The more integrated the experience, the better the outcome for all parties. The momentum we’re building gives us conviction as we execute against our $1 billion incremental mid-cycle revenue target in For Sale.22 22Please see slide 25 of our February 2026 Investor Deck for more information about this revenue target. 21Zillow internal data and estimates, 2025. 20Zillow internal data and estimates, 2025. 19https://showingtime.com/ 18Zillow internal data and estimates, 2026. 17https://www.followupboss.com/ 16https://www.zillow.com/agents/showcase-facts/ 15https://www.zillow.com/agents/showcase/ 6 | Q1 2026

RENTALS In Rentals, we are building something that has not previously existed in the category: a true, comprehensive, two-sided marketplace that brings together the most and the widest variety of listings, high-intent demand and modern transaction tools. Our strategy is twofold: First, we’re building a trusted destination for renters to find every type of property — from single-family homes to large apartment communities. Second, we’re modernizing the rental transaction itself, streamlining how renters and property managers connect and manage applications, leases and payments. We reached an all-time high of 76,000 multifamily properties as of the end of Q1, up from 55,000 properties a year ago. Combining these properties with our industry-leading inventory of longtail rentals, Zillow had 2.7 million average monthly active rental listings in Q1, the most in the category. Zillow Rentals attracted 36 million average monthly unique visitors in Q1,23 a lead we continue to widen, and renters rate Zillow as their #1 preferred platform.24 High-quality audience engagement translates to strong outcomes for our partners. Property managers tell us Zillow delivers the highest return on marketing investment in our category — compared with not just other rental platforms, but other digital marketing options available to them, including search and social.25 That ROI drives growing wallet share as property managers renew and upgrade their presence on Zillow, and we see a significant opportunity to capture more of the marketing dollars currently being spent on other advertising platforms. Multifamily was the engine behind our 42% year-over-year increase in Rentals revenue in Q1. In April, we launched a live analytics dashboard for portfolio performance and benchmarking, alongside a paid social product that places listings on Instagram, Facebook and TikTok — fully managed by Zillow. The two are designed to work together: identify which units need more traffic in the dashboard, then dial up social reach instantly. It’s all 25Zillow internal data and estimates, 2025. 24Zillow internal data and estimates, 2025. 23Average monthly rentals unique visitors for Q1 2026 estimated using Comscore data. 7 | Q1 2026

part of the growing list of ways Zillow’s rental platform is leveling up for partners and making it easier for them to fill units faster. The same principles driving our For Sale strategy apply in Rentals: transparency builds trust, integration drives efficiency, and a better experience on both sides of the marketplace compounds over time. Rentals revenue has grown at an average of 32% annually since 2022, significantly outpacing the broader rental advertising market. With a clear path toward our target of $1 billion or more in annual revenue,26 Rentals is one of our most compelling growth opportunities. IN CLOSING Stepping back and putting this quarter in context: We delivered 18% revenue growth, net income of $46 million, $182 million in Adjusted EBITDA, 92% growth in net cash provided by operating activities, and 44% growth in Adjusted free cash flow, all against a housing market that was essentially flat. Our revenue has consistently outperformed industry total transaction value for more than three years now. Our results reflect the durability of a multi-year strategy designed to perform across market cycles — and a platform that operates across the entire housing transaction. Underpinning all that we do is a strong brand millions of people come to for help making one of the biggest financial decisions of their lives. Roughly 80% of our traffic comes directly to us.27 “Zillow” is searched more often than the term “real estate.”28 We have more than twice the daily active app users of our next closest competitor.29 And according to Comscore, Zillow is the only large company in our category that has increased the amount of the real estate audience we reach over the past six quarters.30 When people are ready to move, Zillow is where they start — and, increasingly, where they stay to take their next steps. 30Comscore data for the six quarters ended March 31, 2026. 29Sensor Tower data as of March 31, 2026. 282025 Google Trends report. 27Zillow internal data and estimates, 2026. 26Please see slide 28 of our February 2026 Investor Deck for more information about this revenue target. 8 | Q1 2026

We are focused on helping more people move with confidence, delivering real value to the professionals who serve them, and creating long-term value for shareholders. We’re on track toward achieving our full-year goals, and we are in control of our own path. We look forward to sharing our continued progress, and appreciate your partnership along the way. Sincerely, Jeremy Wacksman  Jeremy Hofmann CEO    CFO    9 | Q1 2026

First-Quarter 2026 Highlights

Zillow Group reported strong first-quarter results.


TOTAL REVENUE
$800M
$600M
$400M
$200M
$0
$598M
$655M
$676M
$654M
$708M
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

- Q1 revenue was up 18% year over year to $708 million, near the high end of our outlook range. The residential real estate industry grew by 2% in Q1, according to the National Association of REALTORS®. We estimate Q1 purchase mortgage origination volume for the industry declined approximately 1% year over year.
  - For Sale revenue was up 12% year over year to $514 million in Q1.
    - Residential revenue was up 8% year over year in Q1 to $450 million, benefiting from growth across Preferred, Zillow Showcase, our suite of agent software tools and our New Construction marketplace.
    - Mortgages revenue increased 56% year over year to $64 million in Q1, primarily due to a 96% increase in purchase loan origination volume to $1.5 billion.
  - Rentals revenue increased 42% year over year to $183 million in Q1, primarily driven by multifamily revenue growing 57% year over year.
- Net income was $46 million in Q1, and net income margin was 6%, a 520-basis-point increase year over year. Diluted net income per share was $0.19 compared to $0.03 in Q1 a year ago.
- Q1 Adjusted EBITDA was $182 million, and Adjusted EBITDA margin[31] was 26%, flat year over year despite a 160-basis-point headwind from incremental legal expenses. Excluding $11 million of incremental year over year legal expenses, Adjusted EBITDA would have been $193 million in Q1, representing a 27% margin.
- Cash and investments[32] at the end of Q1 were $788 million, down from $1.3 billion at the end of 2025. During Q1, we repurchased 13.5 million shares for $626 million.
- Traffic to Zillow Group's mobile apps and sites in Q1 was down 3% year over year to 220 million average monthly unique users.[33] Visits during Q1 were down 3% year over year to 2.3 billion. According to Comscore, which tracks growth trends across the category, average monthly unique visitors to Zillow Group's mobile apps and sites in Q1 were up 12% year over year to 127 million, and we are the only large company in our category to increase the amount of the real estate audience we reach over the past six quarters.

---

[31] *Adjusted EBITDA margin is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about the presentation and calculation of Adjusted EBITDA margin.*

[32] *Cash and investments includes Cash and cash equivalents, Restricted cash and Short-term investments.*

[33] *We count a unique user the first time an individual accesses one of our mobile apps using a mobile device during a calendar month and the first time an individual accesses one of our websites using a web browser during a calendar month. If an individual accesses our mobile apps using different mobile devices within a given month, the first instance of access by each such mobile device is counted as a separate unique user. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user.*

10 | Q1 2026

Select Q1 2026 Results

FOR SALE


FOR SALE REVENUE
$600M
$500M
$400M
$300M
$200M
$100M
$0
$458M
$482M
$488M
$475M
$514M
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

For Sale revenue grew 12% year over year to $514 million in Q1. On a trailing 12-month basis, For Sale revenue per TTV at the end of Q1 was 8.7 basis points, compared with 8.0 basis points for the same period in 2025.

RESIDENTIAL


RESIDENTIAL REVENUE
$500M
$400M
$300M
$200M
$100M
$0
$417M
$434M
$435M
$418M
$450M
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Residential revenue increased 8% year over year to $450 million in Q1. The majority of the increase in Residential revenue was due to growth in Zillow Preferred, primarily driven by the expansion of connections alongside our Enhanced Markets growth and strong conversion for our Preferred partners. Zillow Showcase, our suite of agent software tools, and New Construction, were also contributors to Residential revenue growth. Market-Based-Pricing revenue continues to decline as we transition the majority of our agent-related activity to our Preferred partners.

MORTGAGES


MORTGAGES REVENUE
$70M
$60M
$50M
$40M
$30M
$20M
$10M
$0
$41M
$48M
$53M
$57M
$64M
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026


PURCHASE LOAN ORIGINATION VOLUME
$2,000M
$1,500M
$1,000M
$500M
$0
$791M
$1,116M
$1,276M
$1,538M
$1,548M
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Mortgages revenue increased 56% year over year to $64 million in Q1, driven by 96% growth in our purchase loan origination volume to $1.5 billion. Our mortgage strategy is leading more buyers to choose financing through Zillow Home Loans, which is the main growth driver of our overall Mortgages revenue.

RENTALS


RENTALS REVENUE
$200M
$150M
$100M
$50M
$0
$129M
$159M
$174M
$168M
$183M
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Rentals revenue increased 42% year over year to $183 million in Q1, primarily driven by a 57% increase in multifamily revenue. Zillow Rentals had 36 million average monthly rentals unique visitors in Q1.

We continue to grow our multifamily rentals marketplace, with the number of multifamily properties advertising across Zillow reaching 76,000 at the end of Q1 — an increase of 21,000 properties, or 38%, from the end of Q1 2025.

11 | Q1 2026

NET INCOME AND ADJUSTED EBITDA Net income was $46 million in Q1, and net income margin was 6%, a 520-basis-point increase year over year. Diluted net income per share was $0.19 compared to $0.03 in Q1 a year ago. Q1 Adjusted EBITDA was $182 million, and Adjusted EBITDA margin was 26%, flat year over year despite the 160-basis-point headwind from incremental legal expenses. Excluding $11 million of incremental year over year legal expenses, Adjusted EBITDA would have been $193 million in Q1, representing 27% margin. Total Operating Expenses and Cost of Revenue Total operating expenses and cost of revenue totaled $672 million in Q1, up 1% from Q4 2025 and up 11% year over year. Year-over-year results were impacted by higher cost of revenue, which was up $50 million, primarily associated with higher lead acquisition costs, which were within our expectations as part of the rentals syndication agreement with Redfin, and higher mortgage loan processing costs due to increased purchase loan origination volume. The $12 million year-over-year increase in sales and marketing expenses was primarily due to increases in headcount-related expenses supporting increased purchase loan origination volume. General and administrative expenses were up $2 million due to an increase of $11 million in legal expenses, which was partially offset by a $9 million decrease in headcount-related expenses, driven primarily by a decrease in share-based compensation expense. Adjusted EBITDA expenses34 were $526 million in Q1, up 18% year over year and below our Q1 outlook of $535 million to $540 million. 34Adjusted EBITDA expenses is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation and calculation of Adjusted EBITDA expenses. 12 | Q1 2026

The following table presents a reconciliation of Adjusted EBITDA expenses to total operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): BALANCE SHEET & CASH FLOW SUMMARY Net cash provided by operating activities was $200 million in Q1 2026, a 92% increase compared with the same period a year ago. We generated $127 million of Adjusted free cash flow in Q1 2026, a 44% increase compared with the same period a year ago. We ended Q1 with cash and investments of $788 million, down from $1.3 billion at the end of 2025. During Q1, we repurchased 13.5 million shares for $626 million. We have approximately $1.3 billion remaining on our share repurchase authorizations as of the end of Q1. With our $500 million undrawn revolving credit facility, we have total liquidity of $1.3 billion, which gives us continued flexibility on our financial priorities to invest in growth, maintain an adequate risk-based capital reserve, pursue potential M&A, and remain opportunistic with share buybacks. 13 | Q1 2026

Outlook The following table presents our outlook for the three months ending June 30, 2026 (in millions): 35 ● In Q2, we expect total revenue of $750 million to $765 million. ○ We expect Q2 year-over-year For Sale revenue growth to be similar to Q1. ■ We expect Residential revenue growth of mid-single digits year over year. ■ We expect Mortgages revenue to grow at similar levels to Q1. ○ We expect Rentals year-over-year revenue growth of approximately 30%. ● Q2 Adjusted EBITDA expenses are expected to be $600 million. ● We expect Adjusted EBITDA of $150 million to $165 million. ○ Excluding expected incremental year-over-year legal costs of approximately $20 million in Q2, we expect Adjusted EBITDA would be $170 million to $185 million. ○ We are planning for approximately $80 million of total advertising spend in Q2, up from $64 million last year. The $16 million incremental year-over-year advertising growth in Q2 is due to the timing of planned product launches that were already included in our original full-year outlook. 35Zillow Group has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock, depreciation and amortization from new acquisitions, impairments of assets, and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. The Company has not provided a reconciliation of forecasted Adjusted EBITDA expenses to forecasted total operating expenses and cost of revenue, the most directly comparable GAAP financial measure, for the same reasons. For more information regarding the non-GAAP financial measures discussed in this communication, please see the “Use of Non-GAAP Financial Measures” section below. 14 | Q1 2026

2026 OUTLOOK Our Q1 results and our Q2 outlook put us on track to achieve our full year goals. For the full year 2026, we continue to expect: ○ Mid-teens total revenue growth year over year. ■ Rentals year-over-year revenue growth of approximately 30%. ○ Fixed cost base of approximately $1.1 billion to grow with inflation. ○ Variable cost base to grow ahead of revenue in the first half of 2026 and then trend toward being in line with revenue growth by year end. ○ Modest growth in our advertising spend to accelerate consumer awareness of our expanding offerings. ○ Adjusted EBITDA margin expansion year over year. ■ Our structural revenue growth drivers and cost levers are well intact. We expect these structural drivers to result in Adjusted EBITDA growing faster than revenue, and net income growing faster than both revenue and Adjusted EBITDA. ○ Our full-year outlook implies margins will expand meaningfully in the back half of the year. For the second half of 2026 there are four main drivers of our expected margin expansion: ■ First we expect to continue to leverage fixed costs, which is within our control. ■ Second, we expect variable expense growth will decelerate as we move through the year. In the first half of 2026, we expect variable costs to be a headwind of more than 400 basis points to Adjusted EBITDA margins. By year end, we expect that headwind to be close to neutral - a meaningful swing that flows directly to the bottom line. ■ Third, we expect that legal expenses will be an approximately 200 basis point headwind to Adjusted EBITDA margins in the first half of 2026. We expect legal expenses will be less of a headwind to margins in the second half of the year as we get through the FTC trial. ■ Last, our advertising spend is more heavily weighted in Q2 this year than in prior years due to planned product launches. In the back half of the year, we expect advertising to follow a more typical seasonal pattern - meaning less year-over-year pressure on margins than we expect in Q2. ○ We are updating our outlook for share-based compensation expense to be down more than 15% year over year, compared with down more than 10% year over year previously. ○ We are planning for the macro housing environment to continue to bounce along the bottom of the housing cycle. 15 | Q1 2026

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets and opportunities; the future growth, performance and operation of our business; our business strategies and ability to translate such strategies into financial performance; and the health of, and our impact on, the residential real estate industry. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “opportunity,” “guidance,” “would,” “could,” “strive,” “path,” “positioned,” “on track,” “target,” “goal,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of May 6, 2026, and although we believe the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising, product inventory and pricing, and to maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile apps and websites; or changes to our rights to use or timely access listing data, or to the quality or quantity of such listing data; our ability to comply with current and future rules and requirements promulgated by National Association of REALTORS®, multiple listing services, or other real estate industry groups or governing bodies, or decisions to repeal, amend or not enforce such rules and requirements; our ability to navigate industry changes, including as a result of past, pending or future lawsuits, settlements or government investigations, which may include lawsuits, settlements or investigations in which we are not a named party; uncertainties related to policy changes, enforcement priorities, or government shutdowns at the federal and state levels; our ability to continue to innovate and compete to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans’ mortgage operations, including the ability to obtain or maintain sufficient financing to fund the origination of mortgages, meet customers’ financing needs with product offerings, continue to grow origination operations and resell originated mortgages on the secondary market; the duration and impact of natural disasters, climate change, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our public statements, disclosures, targets, and product features related to sustainability matters; our ability to maintain adequate security controls or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; our ability to navigate any significant disruption in service on our mobile apps or websites or in our network; the impact of past, pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations to which we are not a party; our ability to attract, engage, and retain a highly skilled workforce; mergers, acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay our debt or to raise additional capital or refinance our indebtedness on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; actual or perceived inaccuracies in the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk 16 | Q1 2026

Factors” described in Zillow Group’s publicly available filings with the United States Securities and Exchange Commission (“SEC”). Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or in our other filings with the SEC. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, the mortgage-rate environment, connections, conversion, engagement, growth, rental listings and other data about Zillow Group’s audience and performance and the residential real estate industry and purchase loan origination industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA expenses, and Adjusted free cash flow, all of which are non-GAAP financial measures not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We have provided a reconciliation below of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses These non-GAAP measures are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, we believe the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment costs; • Do not reflect interest expense or other income, net; • Do not reflect income taxes; and • May be calculated differently by other companies, including companies in our own industry, from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider these measures alongside other financial performance measures, including various cash-flow metrics, net income, and our other GAAP results. 17 | Q1 2026

Adjusted Free Cash Flow

We define Adjusted free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of intangible assets, net borrowings (repayments) on master repurchase agreements, and the initial payment in connection with the Redfin rentals partnership. Borrowings (repayments) on master repurchase agreements are used to fund Zillow Home Loans mortgage loan originations, and we consider them part of our ongoing liquidity management. The initial payment in connection with the Redfin rentals partnership was considered a one-time and nonrecurring cash flow, and we exclude it from our calculation as we believe it impacts the ability to evaluate the liquidity of our business operations on a period-to-period basis.

We have included Adjusted free cash flow in this communication as it is a key metric used by our management to evaluate the effectiveness of our business strategies and execution and our ability to consistently generate cash from our core operations on a period-to-period basis. Our use of Adjusted free cash flow has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Other companies, including companies in our own industry, may calculate Adjusted free cash flow differently from the way we do, limiting its usefulness as a comparative measure.

We have provided a reconciliation above of Adjusted EBITDA expenses to total operating expenses and cost of revenue, the most directly comparable GAAP financial measure. The following tables present a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited):

	Three Months Ended				
	March 31, 2026	**December 31, 2025**	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**
Net income	$ 46	$ 3	$ 10	$ 2	$ 8
Income taxes	2	—	2	—	—
Other income, net	(16)	(19)	(18)	(18)	(22)
Depreciation and amortization	65	65	67	67	65
Share-based compensation	81	95	99	99	97
Impairment costs	—	—	2	—	—
Interest expense	4	5	3	5	5
Adjusted EBITDA	$ 182	$ 149	$ 165	$ 155	$ 153

	Three Months Ended		
	March 31, 2026	**December 31, 2025**	**March 31, 2025**
Calculation of Adjusted EBITDA Expenses:			
Revenue	$ 708	$ 654	$ 598
Less: Adjusted EBITDA	(182)	(149)	(153)
Adjusted EBITDA expenses	$ 526	$ 505	$ 445

18 | Q1 2026

The following table presents a reconciliation of Adjusted free cash flow to net cash provided by operating activities for the periods presented (in millions, unaudited):   Three Months Ended March 31, 2026 2025 Net cash provided by operating activities $ 200 $ 104 Purchases of property and equipment (34) (36) Purchases of intangible assets (10) (108) Net borrowings (repayments) on master repurchase agreements (29) 28 Initial payment in connection with Redfin rentals partnership — 100 Adjusted free cash flow $ 127 $ 88 The following tables present certain financial data, non-GAAP measures and associated year-over-year percentage changes for each of the periods presented (in millions, except percentages and margin basis points, unaudited): Three Months Ended March 31, 2025 to 2026 % Change2026 2025 Revenue: For Sale revenue: Residential $ 450 $ 417 8% Mortgages 64 41 56% Total For Sale revenue 514 458 12% Rentals 183 129 42% Other 11 11 —% Total revenue $ 708 $ 598 18% Other Financial Data: Gross profit $ 519 $ 459 13% Net income $ 46 $ 8 475% Net cash provided by operating activities $ 200 $ 104 92% Non-GAAP Financial Measures: Adjusted EBITDA $ 182 $ 153 19% Adjusted free cash flow $ 127 $ 88 44% Three Months Ended March 31, 2025 to 2026 % Change 2025 to 2026 Margin Change Basis Points Percentage of Revenue: 2026 2025 Gross profit 73.3% 76.8% (4.6)% (350) Net income 6.5% 1.3% 400.0% 520 Adjusted EBITDA 25.7% 25.6% 0.4% 10 19 | Q1 2026

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